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                                                                    Exhibit 23.4

              [LETTERHEAD OF KELLER & COMPANY, INC. APPEARS HERE]


December 12, 1997



Re:  Valuation Appraisal of First Lincoln Bancshares
     First Federal Lincoln Bank
     Lincoln, Nebraska


We hereby consent to the use of our firm's name, Keller & Company, Inc. ("Keller"), and the reference to our firm as experts in the Application for Conversion on Form AC to be filed by First Federal Lincoln Bank and any amendments thereto and references to our opinion regarding subscription rights filed as an exhibit to the applications referred to hereafter. We also consent to the use of our firm's name in the Form S-1 to be filed by First Lincoln Bancshares with the Securities and Exchange Commission and any amendments thereto, and to the statements with respect to us and the references to our Valuation Appraisal Report and in the said Form AC and any amendments thereto and in the notice and Application for Conversion filed by First Federal Lincoln Bank, Lincoln, Nebraska.

Very truly yours,

KELLER & COMPANY, INC.



by: /s/ Michael R. Keller
    ---------------------
     Michael R. Keller
     President
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              [LETTERHEAD OF KELLER & COMPANY, INC. APPEARS HERE]


December 12, 1997


The Board of Directors
First Federal Lincoln Bank
13th & "N" Streets
Lincoln, Nebraska 68508

Re:  Subscription Rights - Conversion of First Federal Lincoln Bank
                           Lincoln, Nebraska

Gentlemen:

The purpose of this letter is to provide an opinion of the value of the subscription rights of the "to be issued" common stock of First Lincoln Bancshares (the "Corporation"), Lincoln, Nebraska in regard to the conversion of First Federal Lincoln Bank ("First Federal Lincoln" or the "Bank") from a federal-chartered mutual savings bank to a federal-chartered stock savings bank.

Because the Subscription Rights to purchase shares of Common Stock in First Lincoln Bancshares, which are to be issued to the depositors of First Federal Lincoln Bank and the other members of the Bank and will be acquired by such recipients without cost, will be nontransferable and of short duration and will afford the recipients the right only to purchase shares of Common Stock at the same price as will be paid by members of the general public in a Direct Community Offering, we are of the opinion that:

     (1) The Subscription Rights will have no ascertainable fair market value, and;

     (2) The price at which the Subscription Rights are exercisable will not be more or less than the fair market value of the shares on the date of the exercise.

Further, it is our opinion that the Subscription Rights will have no economic value on the date of distribution or at the time of exercise, whether or not a community offering takes place.

Sincerely,

KELLER & COMPANY, INC.

/s/ Michael R. Keller
---------------------
Michael R. Keller
President